Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

BioLineRx Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value, as represented by American Depositary Shares	(1)	Other	2,023,382	$2.5115	$5,081,723.89	0.0001381	$701.69

Total Offering Amounts:							$5,081,723.89		701.69
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$701.69

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Offering Note(s)

(1)	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) These shares may be represented by American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), issuable upon deposit of the ordinary shares registered hereby, par value NIS 0.10 per share ("Ordinary Shares"), of BioLineRx Ltd. (the "Company") and are registered on a separate registration statement on Form F-6EF (File No. 333-218969). Each ADS represents six hundred (600) Ordinary Shares.

(3) Consists of an aggregate of 2,023,382 ADSs representing 1,214,029,200 ordinary shares issuable upon the exercise of warrants issued in a private placement that was entered into concurrently with a registered direct offering in August 2026. All 2,023,382 ADSs are to be offered for resale by the selling shareholder named in the prospectus contained in this Registration Statement on Form F-1.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant’s ADSs on the Nasdaq Capital Market on September 23, 2026.

(5) The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholder.